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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Spigadoro, Inc. on Form S-3 and Form S-8 of our report dated April 15, 2002, appearing in the Annual Report on Form 10-K of Spigadoro, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche S.P.A.

Milan, Italy
April 15, 2000